EXHIBIT 99.1

Bridger Aerospace Announces Record Fourth Quarter and Full Year 2024 Results; Initiates 2025 Guidance

BELGRADE, Mont., March 13, 2025 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported record results for the fourth quarter and year ended December 31, 2024.

Highlights:

  Record revenue of $98.6 million for 2024 and $15.6 million in the fourth quarter with multiple Super Scoopers and surveillance aircraft flying into November after an early start to the 2024 wildfire season
  Earliest deployment of Super Scoopers in January 2025 to the Palisades Fire and current deployment of MMA aircraft and Super Scoopers to Oklahoma, reinforcing the trend of year-round wildfire activity
  80% improvement in net loss to $15.6 million in 2024 compared to 2023
  Doubling of Adjusted EBITDA to $37.3 million in 2024 compared to 2023
  Cash provided by operating activities of $9.4 million in 2024 and cash and cash equivalents at year-end of $39.3 million
  Five-year $20.1 million contract with the U.S. Department of the Interior in January 2025 to support the state of Alaska
  Return-to-service work for the Spanish Super Scoopers on track
  Initiating 2025 guidance:
    Revenue expected to increase to between $105 million and $111 million, representing 9% growth over 2024 at the midpoint of the range
    Adjusted EBITDA range of $42 million to $48 million representing growth of 20% at the midpoint of the range
    Expect continued improvement in cash provided by operating activities in 2025

Summary Financial Results

(in thousands)	For the three months Ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Revenues	$15,585	$1,108	$98,613	$66,708

Operating (loss) income	(7,483)	(25,885)	5,318	(57,495)

Net Loss	(12,845)	(31,139)	(15,567)	(77,358)

Adjusted EBITDA	(2,901)	(10,355)	37,336	18,672

Net cash provided by (used in) operating activities			9,355	(26,808)

Cash and cash equivalents			$39,336	$22,956

“With our Scoopers and MMA aircraft deployed into November, we saw a 48% increase in 2024 revenue which, combined with our cost rationalization efforts and operational leverage, contributed to our record performance, reduced net loss and improved Adjusted EBITDA margins and positive cash flow from operations,” commented Sam Davis, Bridger’s Chief Executive Officer. “As we build on the progress we made in 2024, we are better positioned for year-round wildfire activity. We also see opportunities to drive higher contracted levels of revenue and further diversify our revenue stream, particularly as states look to secure access to limited aerial firefighting assets to increase preparedness and ultimately limit property damage and save lives.”

Fourth Quarter 2024 Results
Revenue for the fourth quarter of 2024 was $15.6 million compared to $1.1 million in the fourth quarter of 2023. Fourth quarter 2024 revenue benefitted from higher revenue as multiple Scoopers were deployed into November as well as approximately $5.1 million related to return-to-service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding, LLC and approximately $1.4 million from the Company’s June acquisition of Flight Test & Mechanical Solutions, Inc. (“FMS”).

Cost of revenues was $15.4 million in the fourth quarter of 2024 compared to $8.4 million in the fourth quarter of 2023. Cost of revenues for the fourth quarter of 2024 included approximately $4.8 million of expenses associated with the return-to-service work for the Spanish Super Scoopers. The acquisition of FMS in June of 2024 also contributed to the increase in cost of revenues.

Selling, general and administrative expenses (“SG&A”) were $7.7 million in the fourth quarter of 2024 compared to $18.6 million in the fourth quarter of 2023 reflecting lower non-cash stock-based compensation expense and lower professional services expenses.

Interest expense for the fourth quarter of 2024 was $5.9 million compared to $6.0 million in the fourth quarter of 2023.

Net loss was $12.8 million, or $0.36 per diluted share, in the fourth quarter of 2024 compared to a net loss of $31.1 million, or $0.67 per diluted share, in the fourth quarter of 2023. Adjusted EBITDA was negative ($2.9) million in the fourth quarter of 2024, compared to negative ($10.4) million in the fourth quarter of 2023.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

At December 31, 2024, cash and cash equivalents rose to $39.3 million from $33.3 million at September 31, 2024, benefiting from cash flow related to the strong third quarter performance that was received in the fourth quarter.

Full Year Results
Revenue grew 48% for the year ended December 31, 2024, to $98.6 million from $66.7 million in 2023. Revenue for 2024 included approximately $10.1 million related to return-to-service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding, LLC and approximately $3.0 million from the Company’s June acquisition of FMS.

Cost of revenues was $57.5 million in 2024 compared to $41.3 million in 2023.

SG&A expenses were $35.8 million in 2024 compared to $82.9 million for 2023 which included non-cash stock-based compensation expense of $45.7 million for RSUs compared to $14.4 million in 2024.

Interest expense for 2024 was $23.7 million compared to $23.2 million in 2023. Other income was $2.1 million for 2024 compared to $3.1 million for 2023.

Net loss was $15.6 million in 2024 compared to a net loss of $77.4 million in 2023. Adjusted EBITDA doubled to $37.3 million in 2024, compared to $18.7 million in 2023.

Business Outlook
With some of our Super Scoopers flying into November 2024 and then being deployed in January 2025 to support the firefighting activity in California, we continue to see a lengthening of the wildfire year beyond the seasonally strong third quarter. We also expect to see more year-round revenue with the 2024 acquisition of FMS, non-aerial firefighting activity and state contracts that place our planes on standby contributing to reduced volatility. As a result, we expect 2025 Adjusted EBITDA to range from $42 million to $48 million on revenue of $105 million to $111 million. This guidance excludes any potential impact from the Spanish Super Scoopers acquired by the joint venture partnership between Marathon Asset Management LP, Avenue Sustainable Solutions Fund and Bridger Aerospace.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Conference Call
Bridger Aerospace will hold an investor conference call on Thursday, March 13, 2025, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 800-579-2543 or 785-424-1789. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through March 20, 2025, by calling 844-512-2921 or 412-317-6671 and using the passcode 11158317. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations, including references to Bridger’s acquisition of FMS Aerospace and the anticipated benefits therefrom, and increased deployment of Bridger’s aircraft fleet, including references to Bridger’s acquisition of and/or right to use the four Spanish Scoopers, including the anticipated benefits therefrom, and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans; (3) Bridger’s future financial performance, including the collection of any outstanding receivables; (4) the magnitude, timing, and benefits from any cost rationalization efforts; (5) current and future demand for aerial firefighting services, including trends and/or changes in the duration or severity of any domestic or international wildfire seasons; and (6) anticipated investments in additional aircraft, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2024, as amended by Amendment No. 1 to Bridger’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on July 12, 2024, and Bridger’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 13, 2024. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the three months Ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Revenues	$15,585	$1,108	$98,613	$66,708

Cost of revenues:
Flight operations	5,779	4,706	31,016	24,412
Maintenance	9,622	3,667	26,459	16,928
Total cost of revenues	15,401	8,373	57,475	41,340
Gross income (loss)	184	(7,265)	41,138	25,368

Selling, general and administrative expense	7,667	18,620	35,820	82,863
Operating (loss) income	(7,483)	(25,885)	5,318	(57,495)

Interest expense	(5,948)	(6,042)	(23,714)	(23,218)
Other income	294	800	2,067	3,053
Loss before income taxes	(13,137)	(31,127)	(16,329)	(77,660)
Income tax benefit (expense)	292	(12)	762	302
Net Loss	$(12,845)	$(31,139)	$(15,567)	$(77,358)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	-	-	-	(48,300)
Series A Preferred Stock – adjustment to eliminate 50% multiplier	-	-	-	156,363
Series A Preferred Stock – adjustment to maximum redemptions value	(6,478)	(6,053)	(25,339)	(22,181)

(Loss) earnings attributable to Common stockholders - basic	$(19,323)	$(37,192)	$(40,906)	$8,524

Change in fair value of embedded derivative	-	110	-	155
Dilutive adjustments to (Loss) earnings attributable to Common stockholders - basic	-	6,052	-	(85,882)
Loss attributable to Common stockholders - diluted	$(19,323)	$(31,030)	$(40,906)	$(77,203)

(Loss) earnings per share - basic	$(0.36)	$(0.80)	$(0.81)	$0.19
Loss per share - diluted	$(0.36)	$(0.67)	$(0.81)	$(1.00)

Weighted average Common Stock outstanding – basic	53,180	46,256	50,525	45,269
Weighted average Common Stock outstanding – diluted	53,180	46,256	50,525	77,527

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	As of December 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$39,336	$22,956
Restricted cash	13,747	13,981
Investments in marketable securities	-	1,009
Accounts and note receivable	5,945	4,113
Aircraft support parts	857	488
Prepaid expenses and other current assets	3,924	2,648
Total current assets	63,809	45,195

Property, plant and equipment, net	183,769	196,611
Intangible assets, net	6,076	1,730
Goodwill	20,749	13,163
Other noncurrent assets	16,406	16,771
Total assets	$290,809	$273,470

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,330	$3,978
Accrued expenses and other current liabilities	14,057	17,168
Operating right-of-use current liability	1,835	2,153
Current portion of long-term debt, net of debt issuance costs	2,170	2,099
Total current liabilities	23,392	25,398
Long-term accrued expenses and other noncurrent liabilities	5,388	10,777
Operating right-of-use noncurrent liability	6,083	5,779
Long-term debt, net of debt issuance costs	202,469	204,585
Total liabilities	$237,332	$246,539

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	380,179	354,840

STOCKHOLDERS’ DEFICIT
Common Stock	6	5
Additional paid-in capital	101,495	84,771
Accumulated deficit	(429,239)	(413,672)
Accumulated other comprehensive income	1,036	987
Total stockholders’ deficit	(326,702)	(327,909)
Total liabilities, mezzanine equity, and stockholders’ deficit	$290,809	$273,470

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the year ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(15,567)	$(77,358)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of acquisition:
Depreciation and amortization	17,451	11,089
Stock based compensation expense	16,160	47,796
Amortization of debt issuance costs	943	968
Loss on disposal of fixed assets	386	1,183
Deferred tax benefit	(1,142)	(342)
Impairment of long-lived assets	-	2,529
Change in fair value of the Warrants	(4,530)	(267)
Change in fair value of freestanding derivative	-	51
Change in fair value of earnout consideration	(393)	167
Realized gain on investments in marketable securities	(16)	(794)
Change in fair value of embedded derivative	(885)	(155)
Changes in operating assets and liabilities:
Accounts receivable	(2,133)	(1,085)
Aircraft support parts	(104)	1,273
Prepaid expense and other current and noncurrent assets	2,286	(2,381)
Accounts payable, accrued expenses and other liabilities	(3,101)	(9,482)
Net cash provided by (used in) operating activities	9,355	(26,808)

Cash Flows from Investing Activities:
Cash acquired through acquisition	2,592	-
Collection of note receivable	3,000	-
Proceeds from sales and maturities of marketable securities	1,055	55,406
Sale of property, plant and equipment	649	817
Purchases of property, plant and equipment	(4,084)	(20,738)
Expenditures for capitalized software	(1,156)	(328)
Investment in equity securities	-	(4,000)
Purchases of marketable securities	-	(999)
Issuance of note receivable	-	(3,000)
Net cash provided by investing activities	2,056	27,158

Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock in the registered direct offering	9,169	-
Proceeds from issuance of Common Stock in the at-the-market offering	168	-
Repayments on debt	(2,988)	(2,201)
Payment of issuance costs for Common Stock in offerings	(1,006)	-
Payment of finance lease liability	(26)	(30)
Restricted stock units settled in cash	(644)	-
Proceeds from the Closing	-	3,194
Costs incurred related to the Closing	-	(6,794)
Net cash provided by (used in) financing activities	4,673	(5,831)
Effects of exchange rate changes	62	(42)
Net change in cash, cash equivalents and restricted cash	16,146	(5,523)
Cash, cash equivalents and restricted cash – beginning of the period	36,937	42,460
Cash, cash equivalents and restricted cash – end of the period	$53,083	$36,937
Less: Restricted cash – end of the period	13,747	13,981
Cash and cash equivalents – end of the period	$39,336	$22,956

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets and non-cash impairment charges, and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration and the change in the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months and years ended December 31, 2024, and 2023.

(in thousands)	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Net loss	$(12,845)	$(31,139)	$(15,567)	$(77,358)
Income tax (benefit) expense	(292)	12	(762)	(302)
Depreciation and amortization	2,692	855	17,451	11,089
Interest expense	5,948	6,042	23,714	23,218
EBITDA	(4,497)	(24,230)	24,836	(43,353)
Stock-based compensation(1)	2,442	8,048	16,160	47,796
Business development & integration expenses(2)	392	4,133	1,140	5,687
Offering costs(3)	167	1,843	123	5,773
Loss on disposal and non-cash impairment charges(4)	-	1,817	-	2,869
Change in fair value of earnout consideration(5)	(872)	167	(393)	167
Change in fair value of Warrants(6)	(533)	(2,133)	(4,530)	(267)
Adjusted EBITDA	$(2,901)	$(10,355)	$37,336	$18,672

  Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
  Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
  Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
  Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
  Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
  Represents the non-cash fair value adjustment for the outstanding warrants.